SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                               __________________


                         Date of Report: March 5, 2007
                                         -------------

                                 Brightec, Inc.
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               (Exact Name of Registrant as Specified in Charter)


            Nevada                  033-55254-27              87-0438637
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(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)


         8c Pleasant Street, First Floor
                 South Natick, MA                                01760
     ----------------------------------------                  ----------
     (Address of principal executive offices)                  (Zip code)


     Registrant's telephone number, including area code:     508-647-9710
                                                             ------------


                             Advanced Lumitech, Inc.
          -------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance On Previously Issued Financial Statements Or A Related
           Audit Report Or Completed Interim Review

         On March 5, 2007, the Board of Directors of Brightec, Inc., a Nevada corporation (the "Company") concluded, in conjunction with the amendment and restatement of various other quarterly and annual filings on the same date and based on the recommendation of management, that the financial statements as of June 30, 2006 and September 30, 2006 and for the three-, six-, and nine month periods then ended, respectively, and the related notes thereto, needed to be restated as described below.

         During the preparation of the various amended and restated reports filed with the Securities and Exchange Commission on March 2, 2007 and March 5, 2007, the Company performed a further evaluation of the factors utilized in determining the accounting and presentation of various stock redemption agreements (the "Agreements") between the Company and certain stockholders. The Company determined that the Agreements were improperly marked-to-market with the changes in fair value improperly reported as gains or losses in fair value.

         During the evaluation, the Company also determined that the satisfaction of its obligation under a subscription for the purchase of the Company's common stock was not properly recognized. Finally, during the evaluation, the Company determined that subscriptions received for the purchase of the Company's common stock were improperly classified as a component of stockholders' deficit and should have been recognized as a liability.

         Accordingly, the restatements of the Company's previously issued financial statements were as follows:

         As of June 30, 2006, current liabilities increased by $1,271,759 and stockholders' deficit increased by $1,271,059. For the three- and six month periods ended June 30, 2006, net income decreased by $1,271,759 ($0.01 per share) and $133,155 (less than $0.01 per share), respectively.

         As of September 30, 2006, current liabilities increased by $1,296,098 and stockholders' deficit increased by $1,296,098. For the three- and nine month periods ended September 30, 2006, net income decreased by $0 (less than $0.01 per share) and $133,155 (less than $0.01 per share), respectively.

         The Company's management concluded that, in light of the restatements discussed above, the previously issued unaudited interim financial statements as of June 30, 2006 and September 30, 2006 and for the three-, six- and nine month periods then ended, respectively, incorporated in the respective Forms 10-QSB, should no longer be relied upon. The Company filed amended Forms 10-QSB as of June 30, 2006 and September 30, 2006 and for each of the three-, six- and nine month periods then ended, respectively, on May 9, 2007.

         The Company's management and the Board of Directors have discussed their findings and conclusions with Rotenberg Meril Solomon Bertiger & Guttilla, P.C., the Company's independent registered public accounting firm.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   June 19, 2007                  BRIGHTEC, INC.


                                       By: /s/ PATRICK PLANCHE
                                           -------------------------------------
                                           Name: Patrick Planche
                                           Its:  President and Chief Executive
                                                 Officer



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